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                                                                Exhibit 99.b.5.e

                      SUPPLEMENTAL TERMS AND CONDITIONS TO
               THE ADMINISTRATIVE SERVICES AGREEMENT BETWEEN THE
                           AMERICAN AADVANTAGE FUNDS
                                      AND
                         AMR INVESTMENT SERVICES, INC.
                              WITH RESPECT TO THE
                               S&P 500 INDEX FUND


        The following terms and conditions hereby are incorporated into the Administrative Services Agreement ("Agreement") dated November 1, 1995 between the American AAdvantage Funds ("Trust") and AMR Investment Services, Inc. ("Manager") as they relate to the American AAdvantage S&P 500 Index Fund. To the extent that there is any conflict between the terms and conditions of the Agreement and these Supplemental Terms and conditions ("Supplement"), this Supplement shall govern.

        1. Paragraph 3 of the Agreement is hereby amended to read, in its entirety, as follows:

        3. Fees for Administrative Services. As compensation for its administrative services pursuant to Section 2 of this Agreement, the Trust shall pay AMR an annualized fee equal as follows:

        a. If a Fund manages its assets directly or invests all of its investable assets (i.e., securities and cash) in another registered investment company where AMR does not act as Manager and Administrator, the Trust shall pay AMR an annualized fee equal to: (1) 0.05% of the net assets of the AMR Class of the Balanced Fund, the Growth and Income Fund, the International Equity Fund, the Limited-Term Income Fund, and the S&P 500 Index Fund and 0.30% of the net assets of all other classes of the Balanced Fund, the Growth and Income Fund, the International Equity Fund, and the Limited-Term Income Fund; (2) 0.05% of the net assets of the Money Market Fund, the Municipal Money Market Fund and the U.S. Government Money Market Fund and (3) such percentage of any other class or Fund encompassed by this Agreement as specified by one or more schedules attached hereto.

        b. If a Fund invests all of its investable assets (i.e., securities and cash) in another registered investment company for which AMR acts as Manager and Administrator, the Trust shall pay AMR an annualized fee equal to: (1) 0.00% of the net assets of the AMR Class and 0.25% of the net assets of all other classes of the Balanced Fund, the Growth and Income Fund, the International Equity Fund, and the Limited-Term Income Fund; (2) 0.05% of the net assets of the Money Market Fund, the Municipal Money Market Fund and the U.S. Government Money Market Fund and (3) such percentage of any other class or Fund encompassed by this Agreement as specified by one or more schedules attached hereto.

        The above-described compensation shall be calculated and accrued daily and be payable quarterly. The Trust acknowledges that none of the compensation paid pursuant to this Agreement is compensation for portfolio allocation or investment advisory functions performed by AMR pursuant to its separate Management Agreement with the Trust; rather, AMR is compensated for those services pursuant to a separate Management Agreement between the Trust and AMR.

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        2.       Notice is hereby given that the Agreement and this Supplement are executed on behalf of the Trustees of the Trust and not individually and that the obligations of the Agreement and the Supplement are not binding upon any of the Trustees, officers, or shareholders of the Trust, but are binding only upon the assets and property of the Fund to which the Agreement and this Supplement relate.


Dated: January 1, 1997


                                       AMERICAN AADVANTAGE FUNDS


                                       By:/s/ BARRY Y. GREENBERG
                                          -------------------------------
                                            Barry Y. Greenberg
                                            Vice President and
                                              Assistant Secretary


                                       AMR INVESTMENT SERVICES, INC.


                                       By:/s/ WILLIAM F. QUINN
                                          -------------------------------
                                            William F. Quinn
                                            President